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                                                                    Exhibit 9(a)

                           TRANSFER AGENT AGREEMENT
                                    BETWEEN
                            HORACE MANN MUTUAL FUNDS
                                      AND
                        HORACE MANN SERVICE CORPORATION


     AGREEMENT made this ______ day of ____________, 199_ by and between the Horace Mann Mutual Funds, which is currently comprised of three portfolios, (the "Fund"), a Delaware business trust, which is registered as an open-end investment company under the Investment Company Act of 1940 and Horace Mann Service Corporation ("HMSC"), an Illinois corporation registered as a Transfer Agent.

                                   WITNESSETH
                                   ----------

     1. Employment as Transfer Agent. The Fund hereby employs HMSC and HMSC hereby accepts such employment as its Transfer Agent. In that capacity, HMSC will provide the Fund with recording services, redemption and repurchase services, and such other related services as the Fund and HMSC may mutually agree upon from time to time.

     2. Documents. In connection with this Agreement and within a reasonable time after the execution of this Agreement, the Fund will deliver to HMSC certified or otherwise authenticated copies of the following documents:
         (a) The Declaration of Trust and Certificate of Trust of the Fund, together with all amendments thereto;
         (b) The Bylaws of the Fund as in force on the day this Agreement is executed;
         (c) Copies of the latest Prospectus of the Fund;
         (d) A certified copy of a resolution of the Board of Trustees of the Fund appointing HMSC as Transfer Agent;
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          (e) Specimen signatures of Officers of the Fund or other individuals who are authorized to give instructions to HMSC on behalf of the Fund; and

          (f) Any other document, certificates, or instructions that HMSC may reasonably require relating to the services it shall provide under this Agreement.
          From time to time as appropriate, the Fund shall also promptly furnish to HMSC the following additional documentation:
          (a) A copy of the Fund's registration statement or amendment thereto, filed with the United States Securities and Exchange Commission subsequent to the date of this Agreement, together with a copy of the order of effectiveness relating to that registration statement;
          (b) A certified copy of each resolution of the Fund's Board of Trustees authorizing certain Fund Officers or other individuals to give instructions to HMSC;
          (c) A copy of any amendment to the Fund's Declaration of Trust subsequent to the date hereof; and
          (d) A copy of any amendment to the Bylaws of the Fund subsequent to the date of this Agreement.

     3. Authorized Shares. The Fund certifies to HMSC that, as of the date of this Agreement, it has authorized an unlimited number of units of interest in the Fund ("Shares") with no par value.

     4. Capacity to Perform. In order to provide the services required to be performed by it, HMSC represents that it is duly registered as a Transfer Agent and has the capital, equipment and personnel sufficient to enable it to perform the functions of this Agreement.

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     5.  General Duties of HMSC.  Subject to written instructions from the Fund and subject to events and conditions beyond HMSC's control, and subject to receiving reasonable cooperation from the Fund, the underwriter and the dealers, HMSC shall perform the duties of Transfer Agent for the Fund and shall maintain Shareholders' accounts in a competent, efficient, timely and accurate manner. Without limiting the scope of the foregoing, HMSC shall maintain the accounts, books and other required documents maintained by it hereunder in compliance with the Investment Company Act of 1940 (the "Act") and the rules and regulations under the Act (the "Rules"), including without limitation Section 31(a) of the Act and Rule 31a-1 under the Act. HMSC and the Fund each agree further that it shall promptly give written notice to the other if it discovers that the accounts, books or other required documents are not in compliance with the Act and Rules of the Securities and Exchange Commission.

          At the Fund's request, HMSC shall:
          (a) calculate dividends and capital gains distributions payable to the Fund's Shareholders; and
          (b)  print and mail to Shareholders
                    (i)   applicable Tax Form 1099,
                    (ii) confirmation of reinvestment of dividends and distributions,
                    (iii) proxy materials and proxies, and
                    (iv) other communication to Shareholders as the Fund may request.

          HMSC shall be reimbursed by the Fund for the costs of printing, paper, envelopes and postage, if any, incurred in the above distributions to Shareholders.

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     6.   Compensation.  The Fund agrees to compensate HMSC for its services hereunder in accordance with the Fee Schedule annexed to this Agreement and incorporated herein by reference as Schedule A. This Fee Schedule may be periodically revised and adjusted by mutual agreement of the Parties. The Fund and HMSC agree that services performed in accordance with this Fee Schedule are, in effect, provided at HMSC's cost.

     From the execution date of this Agreement, fees will be charged at a monthly rate that will not exceed that rate which is stated in Schedule A.

     7. Payment. HMSC will bill the Fund within ten (10) days after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule. HMSC may require advance payment of postage cost, if any, incurred in connection with general mailings to all Shareholders of the Fund. The Fund shall promptly pay HMSC the amount of such billings. At the end of each calendar year, all payments will be compared to HMSC's actual costs. If the Fund has overpaid fees when compared to actual costs, HMSC will refund the excess payment. If the Fund has underpaid fees when compared to actual costs, no reimbursement will be required to compensate for the shortage; however, upon the mutual agreement of the Board of Trustees of the Fund and HMSC, the Fee Schedule may be adjusted for the following year.

     8. Delegation of Signature Authority. By resolution of its Board of Trustees, the Fund may delegate to HMSC, or to HMSC Officers, authority to execute as agent for the Fund, dividend distribution, redemption and repurchase checks, and such other documents as may from time to time be required to be executed in the course of providing the services called for under this Agreement.

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     9.   Lost Certificates.  The Fund hereby appoints HMSC as their agent for the purpose of processing lost certificate claims in accordance with an established Plan, or such other plan or procedure as the parties hereto may agree upon. HMSC will provide the Secretary of the Fund with a complete record of all claims so processed.

     10. Issuance of Shares. HMSC agrees to issue shares of the Fund in accordance with the instructions of the Fund, and to inform the Fund should any proposed issuance in accordance with such instructions exceed the authorized capitalization and/or the registered shares of the Fund. In the event the issuance of such shares would exceed the authorized capitalization, HMSC agrees that it will not issue such shares unless and until it is expressly authorized to do so by the Fund. In the event the issuance will exceed the registered shares, HMSC will issue the required shares and the Fund will be responsible for filing the registration for the additional shares.

     11. Transfers in General. HMSC is authorized to transfer shares of the Fund's recorded capital stock as follows:
          (a) if outstanding certificates are surrendered in proper form, HMSC will cancel these certificates and issue shares in deposit form; or
          (b) if an order is properly made by or on behalf of the registered holder of shares in deposit form, HMSC will credit the same shares of capital stock to the transferee in deposit form.

     12. Redemption and Repurchases. At the request of the Fund, HMSC agrees to:
          (a) receive and stamp with the time and date of receipt all certificates delivered to it which are identified as being delivered for redemption or repurchase;

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          (b) receive and stamp with the time and date of receipt all requests for redemption or repurchase of shares in plan accounts; and
          (c) process and confirm said redemptions and repurchase requests in accordance with established procedures approved by, or with instructions provided by, the Fund.

     13. Notice of Distribution. The Fund or its designees will promptly notify HMSC of the Fund's declaration of any dividend or distribution and will provide HMSC with such information in respect of such distribution or dividend as HMSC may reasonably require to perform its functions.

          HMSC will promptly notify the Shareholders of the amount of the net investment income and capital gains dividends awarded to each account.

     14. Tax Reports and Withholdings. At the Fund's request, HMSC will: (a) prepare and file in accordance with the Fund's written instructions, such tax reports or returns for reporting dividends and distributions paid as the Fund is required to make; and (b) withhold such sums as the Fund is required to withhold under applicable federal or foreign income tax laws, rules and regulations, including amounts withheld by any agent to the extent that said withholdings have been identified by HMSC; and (c) withhold such sums under state tax laws to the extent instructed by the Fund in writing.

          HMSC will prepare and mail to Shareholders such reports as may be required by applicable state and federal tax laws or regulations. HMSC will forward to the Fund any requests or notices from state and federal tax authorities received by HMSC pertaining to such reporting or withholding requirements.

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     15.  Shareholder Records.  HMSC agrees to maintain on behalf of the Fund those records of Shareholder accounts required by the Fund, including records showing for each Shareholder account the following:
          (a) Name, address and tax identifying number;
          (b) Number of shares held with certificate numbers of, and denominations of, any outstanding certificates;
          (c) Historical information regarding the account, including dividends paid and date and price for all account transactions;
          (d) Any restraining order placed against the account;
          (e) Information with respect to withholdings on foreign accounts;
          (f) Any dividend reinvestment order, monthly payment order, dividend address and correspondence relating to the current maintenance of the account.

          All records maintained by HMSC on behalf of the Fund shall be maintained in accordance with the requirements of the Investment Company Act of 1940, the rules and regulations under the Act, and other applicable statutes, rules, or regulations. Such records will be retained by HMSC on behalf of the Fund for the periods required by the Investment Company Act of 1940, or for such longer period or periods as the Fund may specify.

     16. Confirmations and Statements. HMSC agrees to provide to the Fund's Shareholder confirmations and reports with respect to the Fund's share transactions, and such other statements of account as specified by the Fund or by state or federal laws.

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     17.  Inquiries.  HMSC will research and respond to proper inquiries relating to transactions in Shareholder accounts.

     18. Information to be Furnished to the Fund. When reasonably requested, HMSC will furnish the Fund with information which is in HMSC's possession and which the Fund requires for the conduct of its business. HMSC will also provide any information or records in its possession or otherwise known to it and required by the Fund to respond to inquiries received from regulatory agencies.

     19. Availability of Records. Upon request for inspection by the Fund, its directors, Officers, and authorized representatives, HMSC will make available all records, memoranda, operating procedures, forms, correspondence, and other materials received or produced by HMSC in the course of the performance of any of its obligations under this Agreement. The Fund may copy such materials other than any computer programs which HMSC is required to maintain as confidential.

     20. Reports. HMSC will provide the Fund with reports regarding HMSC's performance under this Agreement in accordance with, and at the times specified by, a schedule of reports to be mutually agreed upon by the Fund and HMSC.

     21. Prospectus. HMSC agrees to perform its duties under this Agreement in conformity with the terms of the Fund's currently effective prospectuses, copies of which will be provided to HMSC by the Fund. The Fund assumes full responsibility for the contents of each prospectus of the Fund, and for prospectus compliance with applicable requirements of the laws and regulations governing the offering and sale of securities, except to the extent such responsibilities are expressly assumed by HMSC.

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     22.  Indemnification.  HMSC will not be responsible for, and the Fund will indemnify and hold HMSC harmless from and against, any and all losses, costs, damages and expenses (including reasonable expenses of outside counsel) if such expenses and liabilities are incurred by HMSC, its directors, officers, employees or agents and arise out of or are attributable to:
          (a) any action taken by HMSC pursuant to this Agreement, provided that such actions are taken in good faith and without HMSC's negligence or willful misconduct;
          (b) the Fund's lack of good faith, negligence or willful misconduct or any breach of the Fund's representation or warranties made pursuant to this Agreement;
          (c) HMSC's reliance on or use of information, records and documents which (i) have been furnished to HMSC by the Fund and (ii) have been prepared and/or maintained by the Fund (unless such information or records arise from HMSC's negligence, willful misconduct or failure with respect to such reliance upon or use of such information);
          (d) HMSC's reliance on any instructions or orders believed by it to have been executed by a duly authorized Officer or representative of the Fund (unless the liability arises from HMSC's failure to properly perform such instructions or orders).

          HMSC shall indemnify and hold the Fund harmless from any acts taken or omitted by HMSC as Transfer Agent for the Fund which result in any losses, damages, costs, expenses (including reasonable expenses of outside counsel) and liabilities and which arise out of or are attributed to HMSC's lack of good faith, negligence or willful misconduct in providing services hereunder.

          If any Party to this Agreement is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage

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reasonably beyond its control or because of any other cause(s) beyond its control, that Party shall not be liable to the other for any damages resulting from such failure to perform.

          No Party to this Agreement shall be liable to another Party for Consequential Damages under any provision of this Agreement or for any act or failure to act under this Agreement. "Consequential Damages" shall mean damages that are not natural and probable consequences of the particular breach of this Agreement.

          For this provision to apply, a Party seeking indemnification must promptly notify the other Party of its assertion and keep the other Party advised of all developments relating to its claim. The Party who may be required to indemnify shall have the option to participate with the Party seeking indemnification in the defense of its alleged liability. The Party seeking indemnification shall, in no case, confess to any claim or make any compromise in any case in which the other Party may be required to indemnify it, unless the indemnifying Party authorizes such actions in writing.

     23. Further Assurances. Each Party agrees to perform such further acts and execute such further documents as shall be necessary to effectuate the purposes of this Agreement.

     24. Term. This Agreement shall be in effect until October 31, 1998, and, unless sooner terminated in accordance with the provisions hereof, shall renew year to year upon the resolution of the Boards of the Fund and HMSC to do so. Either the Fund or HMSC may terminate this Agreement at any time by giving written notice to the other Party at least sixty (60) days prior to the date on which such termination is to be effective. Any fees or reimbursable expenses payable to HMSC (incurred or accrued) and as yet unpaid shall be due

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and payable upon the date of such termination.  Upon termination, HMSC agrees to cooperate with the Fund and any successor Transfer Agent in accomplishing an orderly transition.

     25. Amendment. The terms of this Agreement may be amended at any time upon the approval and written authorization of the Fund's and HMSC's Boards of Directors.

     26. Notices. All instructions, notices, information and payments provided or required to be provided under this Agreement shall be sent to the respective addresses as indicated below, or to such other addresses as either Party may designate to the other in writing from time to time:

                                  TO THE FUND:

                            Horace Mann Mutual Funds
                                 P.O. Box 4657
                       Springfield, Illinois  62708-4657

                      TO HORACE MANN SERVICE CORPORATION:

                        Horace Mann Service Corporation
                              1 Horace Mann Plaza
                           Attention:  Mail No. E206
                          Springfield, Illinois  62715


     27. Governing Law. The provisions of this Agreement shall be governed by and interpreted under the laws of the State of Illinois

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     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized Officers on this ____ day of ____________, 199_.

HORACE MANN MUTUAL FUNDS


By:____________________________



                                         Witness:


                                         ____________________________

HORACE MANN SERVICE CORPORATION


By:____________________________

                                         Witness:



                                         ____________________________

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                                  SCHEDULE "A"

                         TRANSFER AGENT'S FEE SCHEDULE

                            HORACE MANN MUTUAL FUNDS
                            ------------------------

Fee Schedule
------------

     Monthly maintenance - $1.00/account

     The monthly maintenance charge includes the processing of all transactions and correspondence.

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